                                   AGREEMENT
                                   ---------


     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, The Dow Chemical Company, a Delaware corporation, ("TDCC") Rofan Services Inc., a Delaware corporation, ("Rofan") and DowElanco, an Indiana general partnership ("DowElanco"), hereby agree that the Schedule 13D, together with any amendments thereto, relating to shares of common stock, $.001 par value per share, of Mycogen Corporation, is filed on behalf of each of TDCC, Rofan and DowElanco.

Dated:  January 25, 1996

                                 The Dow Chemical Company


                                 By: /s/ J. Pedro Reinhard
                                     ---------------------------------
                                 Name: J. Pedro Reinhard
                                 Title:  Financial Vice President,
                                         Treasurer and Chief
                                         Financial Officer


                                 Rofan Services Inc.


                                 By: /s/ J. Pedro Reinhard
                                     ---------------------------------
                                 Name: J. Pedro Reinhard
                                 Title: President


                                 DowElanco


                                 By: /s/ Louis W. Pribila
                                     ---------------------------------
                                 Name: Louis W. Pribila
                                 Title: Vice President, Secretary
                                        and General Counsel